EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Form S-8 No. 333-89891 and Registration Statement Form S-8 No. 333-57698 pertaining to the Premiere Global Services, Inc. 401(k) Plan of our report dated June 14, 2013, with respect to the financial statements and supplemental schedule of the Premiere Global Services, Inc. 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2012.

/s/ Smith & Howard
Atlanta, Georgia
June 18, 2014